Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock
                                       of
                         Helene Curtis Industries, Inc.

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.50 per share (the "Shares"), of Helene Curtis Industries, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                                The Depositary:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK


           By Mail:                         By Hand:
 Morgan Guaranty Trust Company    Morgan Guaranty Trust Company
   Corporate Reorganization                of New York
          PO Box 8216             c/o BancBoston Trust Company
     Boston, MA 02266-8216           55 Broadway, 3rd Floor
                                       New York, NY 10006
                                   Attn: Stock Transfer Window

     By Overnight Courier:         By Facsimile Transmission:
 Morgan Guaranty Trust Company           (617) 774-4519
  c/o State Street Corporate          Confirm by Telephone:
        Reorganization                   (617) 774-4501
       2 Heritage Drive
      N. Quincy, MA 02171


    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Conopco Acquisition Company, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Conopco, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.
Number of Shares _____________________     Name(s) of Record Holder(s): ________

Certificate Nos.
(if available): ______________________     _____________________________________

______________________________________     _____________________________________
                                                         Please Print

______________________________________     Address(es): ________________________

                                           _____________________________________

(CHECK ONE BOX IF SHARES
                                           _____________________________________
                                                                        Zip Code
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)

/ / The Depository Trust Company
/ / Midwest Securities Trust Company       Daytime Area Code
/ / Philadelphia Depository Trust Company  and Tel. No.: _______________________

Account Number _______________________     Signature(s): _______________________

Dated: ___________________________, 1996   _____________________________________


                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: _______________________   ________________________________________
                                                    Authorized Signature

Address: ____________________________   Name: __________________________________
                                                        Please Print

_____________________________________   Title: _________________________________
                             Zip Code

Area Code and Tel No.: ______________   Dated: ____________________________,1996

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.